UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

National Energy Services Reunited Corp.

(Exact name of registrant as specified in its charter)

British Virgin Islands	N/A
(State of incorporation or organization)	(I.R.S. employer identification no.)

777 Post Oak Blvd., Suite 800

Houston, Texas 77056

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one Ordinary Share and one Warrant	The NASDAQ Stock Market LLC

Ordinary Shares, no par value per share	The NASDAQ Stock Market LLC

Warrants to purchase Ordinary Shares	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), please check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation offering statement file number to which this form relates: 333-217006

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, ordinary shares, and warrants to purchase ordinary shares of National Energy Services Reunited Corp. (the “Company”). The description of the units, ordinary shares and warrants contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-217006) filed with the Securities and Exchange Commission on March 29, 2017, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2.  Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement and are incorporated herein by reference:

Exhibit No.	Description
3.1	Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on March 29, 2017).

3.2	Form of Amended and Restated Memorandum and Articles of Association (Incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on April 25, 2017).

4.1	Specimen Unit Certificate (Incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on April 25, 2017).

4.2	Specimen Ordinary Share Certificate (Incorporated by reference to Exhibit 4.2 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on April 25, 2017).

4.3	Specimen Warrant Certificate (Incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on April 25, 2017).

4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 4.4 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on May 8, 2017).

10.1	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (Incorporated by reference to Exhibit 10.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on May 8, 2017).

10.2	Form of Registration Rights Agreement between the Registrant and the Sponsor (Incorporated by reference to Exhibit 10.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-217006), filed with the Securities and Exchange Commission on April 25, 2017).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

NATIONAL ENERGY SERVICES REUNITED CORP.

By:	/s/ Sherif Foda
Sherif Foda
Chief Executive Officer

Dated: May 11, 2017